Exhibit 10.19

OMNIBUS AMENDMENT AGREEMENT

This OMNIBUS AMENDMENT AGREEMENT (this “Agreement”), dated as of March 8, 2022 (the “Effective Date”), is made and entered into by and among NHT SP TRS, LLC, a Delaware limited liability company, NHT SP, LLC, a Delaware limited liability company, 2325 STEMMONS TRS, INC., a Delaware corporation, 2325 STEMMONS HOTEL PARTNERS, LLC, a Delaware limited liability company, HCRE ADDISON, LLC, a Delaware limited liability company, HCRE ADDISON TRS, LLC, a Delaware limited liability company, HCRE PLANO, LLC, a Delaware limited liability company, HCRE PLANO TRS, LLC, a Delaware limited liability company, HCRE LAS COLINAS, LLC, a Delaware limited liability company, and HCRE LAS COLINAS TRS, LLC, a Delaware limited liability company (collectively, the “Borrower”), NEXPOINT HOSPITALITY TRUST, a real estate investment trust formed under the laws of the Province of Ontario (“NexPoint Hospitality Trust”), NEXPOINT REAL ESTATE ADVISORS, L.P., a Delaware limited partnership (“NexPoint Advisors”), and NEXPOINT DIVERSIFIED REAL ESTATE TRUST, a Delaware statutory trust (“NexPoint Real Estate Trust” together with NexPoint Advisors and NexPoint Hospitality Trust, the “Guarantor,” and together with the Borrower, the “Obligors”), and ACORE CAPITAL MORTGAGE, LP, a Delaware limited partnership, as administrative agent for and on behalf of the Lenders (as defined in the Loan Agreement (as such term is defined below)) (in such capacity, together with its successors and assigns, the “Administrative Agent”).

BACKGROUND

A.The Borrower, the Administrative Agent and the Lenders are parties to that certain Loan Agreement, dated as of February 28, 2019 (as the same may have been amended, restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”), pursuant to which the Lenders made a loan (the “Loan”) to the Borrower, which Loan is evidenced by the Loan Agreement and the other Loan Documents (as defined in the Loan Agreement). All capitalized terms that are used without being defined herein shall have the meanings given to such terms in the Loan Agreement.

B.In connection with the Loan, (i) NexPoint Advisors and NHT Holdco LLC, a Delaware limited liability company (“Holdco”), executed and delivered to the Administrative Agent that certain Guaranty of Recourse Obligations dated February 28, 2019 (the “Recourse Guaranty”), (ii) Holdco executed and delivered to the Administrative Agent that certain Completion Guaranty dated February 28, 2019 (the “Completion Guaranty”), and (iii) the Borrower, Holdco, and NexPoint Advisors executed and delivered to the Administrative Agent that certain Environmental Indemnity Agreement dated February 28, 2019 (the “Environmental Indemnity). The Guaranty of Recourse Obligations together with the Completion Guaranty and the Environmental Indemnity are collectively referred to in this Agreement as the “Guaranty”).

C.Pursuant to that certain Joinder Agreement of New Indemnitor and Release of Prior Indemnitor dated May 1, 2019, among Holdco, NexPoint Advisors and NexPoint Hospitality Trust, Holdco was released from its obligations under the Guaranty and NexPoint Hospitality Trust assumed the obligations of Holdco under the Guaranty.

D.The Loan Agreement and other Loan Documents (as defined in the Loan Agreement) were previously amended pursuant to that certain Limited Consent and Omnibus Amendment Agreement, executed by the Borrower, NexPoint Advisors, NexPoint Hospitality Trust, and Administrative Agent, dated as of May 13, 2020 (“First Amendment”), and further amended pursuant to that Second Limited Consent and Omnibus Amendment

Agreement executed by Borrower, NexPoint Advisors, NexPoint Hospitality Trust, and Administrative Agent, dated as of October 6, 2021, but effective as of June 9, 2021 (the “Second Amendment”).

E.Pursuant to that certain Joinder Agreement of New Indemnitor (the “Joinder Agreement”) to be executed by the Guarantor simultaneously herewith, NexPoint Real Estate Trust will become a “Guarantor” under the Guaranty.

F.Pursuant to the Loan Agreement, the Borrower intends to exercise the remaining options to extend the Maturity Date to the Payment Date in March, 2024.

G.In connection with the NexPoint Real Estate Trust becoming a “Guarantor” under the Guaranty and the extension of the Maturity Date, the parties hereto desire to amend the Loan Agreement as set forth in this Agreement.

H.Capitalized terms used but not defined in this Agreement have the meaning given to them in the Loan Agreement.

NOW, THEREFORE, in consideration of the promises and mutual agreements herein contained and incorporating the above Background by reference herein, the Obligors and the Administrative Agent, for and on behalf of the Lenders, intending to be legally bound hereby, agree as follows:
ARTICLE I
AMENDMENTS TO LOAN AGREEMENT

1.1    Defined Terms. The following definitions contained in Section 1.1 of the Loan Agreement are amended to read in the respective entireties as follows:

“Cash Management Event” means the existence of any of the following: (a) the existence of an Event of Default; or (b) the occurrence of a Mezzanine Loan Event of Default (until the receipt by Administrative Agent of a Mezzanine Loan Event of Default Revocation Notice).

“Environmental Indemnity” means that certain Environmental Indemnity Agreement dated as of February 28, 2019, executed by Borrower, NHT Holdco, LLC, a Delaware limited liability company (“Holdco”), and NexPoint Real Estate Advisors, L.P., a Delaware limited partnership (“NexPoint”), in connection with the Loan for the benefit of the Administrative Agent, as amended by that certain Joinder Agreement of New Indemnitor and Release of Prior Indemnitor dated May 1, 2019, among Holdco, NexPoint Hospitality Trust, a real estate investment trust formed under the laws of the Province of Ontario (“NexPoint Hospitality Trust”), and NexPoint (the “First Joinder”), and further amended by that certain Joinder Agreement of New Indemnitor dated March 8, 2022, among NexPoint Diversified Real Estate Trust, a Delaware statutory trust (“NexPoint Real Estate Trust”), NexPoint Hospitality Trust, and NexPoint (the “Second Joinder”), as the same may be amended, restated, replaced, supplemented otherwise modified from time to time.

“Guarantor” means, collectively, NexPoint, NexPoint Hospitality Trust, and NexPoint Diversified Real Estate Trust, together with their successors and permitted assigns; provided, however, NexPoint Real Estate Trust shall automatically be removed from this definition of Guarantor at such time (if ever) NexPoint Real Estate Trust is released under the Recourse Guaranty, the Completion Guaranty, and the Environmental Indemnity by satisfying the conditions to its release under Section 5 of the Second Joinder.

“Guaranty” means individually and collectively as the context may require: (i) that certain Guaranty of Recourse Obligations dated February 28, 2019, originally from Holdco and NexPoint to and for the benefit of the Administrative Agent, as amended by the First Joinder, and further amended by the Second Joinder, as the same may be amended, restated, replaced, supplemented, or otherwise modified from time to time (the “Recourse Guaranty”); and (ii) that certain Completion Guaranty dated as of February 28, 2019, originally from Holdco to and for the benefit of the Administrative Agent, as amended by the First Joinder, and further amended by the Second Joinder, as the same may be amended, restated, replaced, supplemented, or otherwise modified from time to time (the “Completion Guaranty”).

"Maturity Date" means (a) the Payment Date in March, 2024, or (b) the date on which the Debt has been accelerated as herein provided.

"Monthly Payment Amount" means, as of any Payment Date, all accrued and unpaid interest that has accrued on the Outstanding Principal Balance at the Interest Rate for the Interest Period in effect as of the day immediately preceding such Payment Date.

1.2    The sixth (6th) sentence of Section 3.2(c) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

In addition to the quarterly deposits required above, on or before the Payment Date in March, 2022, and continuing for a period of 12 successive Payment Dates, Borrower shall also make monthly deposits to the Project Expenditure Reserve in an amount equal to $200,000.00, which represents one twelfth (1/12th) of the amount estimated by Administrative Agent as necessary to improve the Hilton Garden Inn for future anticipated property improvement plans that will be required by the Franchisor atter such Payment Date.

1.3    Required Principal Prepayment. On or before the earlier to occur of (i) the closing of the sale by NexPoint Hospitality Trust of the following properties: DoubleTree Vancouver, WA; DoubleTree Tigard, WA; DoubleTree Olympia, WA; DoubleTree Beaverton, OR; and DoubleTree Bend, OR (each as more particularly described on Exhibit A to the Mezzanine Loan Agreement) and (ii) July 31, 2022, the Borrower shall make a principal payment to the Administrative Agent in an amount equal to $6,400,000.00.

1.4    Restrictions on Distributions. During any period where the Debt Yield is below 9.00%, Borrower shall not make, nor shall permit to be made, any distributions or other disbursements (including without limitation, any distributions of any kind, returns of capital or repayments of any loans (in each case, whether in cash, assets, equity interests or proceeds of any kind)), other than disbursements made for payment of any interest and principal payments due and payable under the current PPP Loan Documents (as defined in the Consent Agreement) (but excluding the principal balance due upon any acceleration of the maturity date under the current PPP Loan Documents).

ARTICLE II
CONDITIONS PRECEDENT

This Agreement and the amendments contained herein are conditioned upon the fulfillment by the Obligors of all of the following conditions precedent, in addition to Obligors’ compliance with all other obligations set forth in this Agreement:

2.1    Documents to be Delivered to Administrative Agent. The Obligors shall deliver, or cause to be delivered to the Administrative Agent, in form and substance satisfactory to the Administrative Agent, all of the following:

(a)this Agreement, duly executed by all of the Obligors;

(b)the Joinder Agreement in the form attached hereto as Exhibit A, duly executed by the Guarantor; and

(c)such other Obligor-related or Property-related information and/or documentation as may be required by the Administrative Agent, in its sole discretion.

2.1Liability for Payment of Fees and Expenses.
(a)The Borrower must pay the Administrative Agent by the Effective Date all out-of-pocket costs and expenses, including, without limitation, all costs and expenses of outside legal counsel, incurred by the Administrative Agent in conjunction with the preparation, negotiation, and closing of this Agreement and the Joinder Agreement.

(b)On the Effective Date, the Borrower shall pay the Administrative Agent an extension fee equal in the amount of 0.50% of the Outstanding Principal Balance.

(c)Additionally, the Obligors shall pay to the Administrative Agent by the Effective Date a processing fee in the amount of $5,000.00 in connection with the negotiation and execution of this Agreement.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent, for and on behalf of the Lenders, to enter into this Agreement and as consideration for the terms and conditions contained herein, the Obligors make the following representations and warranties, each and all of which shall survive the execution and delivery of this Agreement and all of the other documents executed in connection herewith:
3.1Approvals and Authority from Third Parties. The Obligors have, or will have upon execution and delivery of the necessary resolution required by the terms of this Agreement, obtained the necessary approvals and authorizations from all applicable third-parties to execute this Agreement, including, without limitation, any and all franchisors, management companies, governmental authorities, ground lessors, and labor unions, as and to the extent applicable to the Obligors and the Property.

3.2Exclusive and First Priority Perfected Lien. The Administrative Agent has, as of the Effective Date, and shall continue to have, until all of the Obligations are paid and satisfied in full, first priority, valid perfected liens upon and security interests in all of the collateral under the Loan Documents to secure the payment and performance of all of the Obligations.

3.3No Untrue or Misleading Statements. Neither this Agreement nor any other document executed in connection herewith contains any untrue statement of a material fact or omits any material fact necessary in order to make the statement made, in light of the circumstances under which it was made, accurate in all material respects.

3.4Due Authorization. Borrower and Guarantor each have the power and requisite authority to execute, deliver and perform their respective obligations under this Agreement and any other document executed in connection herewith and are duly authorized to, and have taken all actions necessary to authorize such party to, execute, deliver and perform their respective obligations under this Agreement.
3.5Enforceability. This Agreement constitutes legal, valid and binding obligations of Borrower and is enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting the rights of creditors generally, and general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law. Upon execution and delivery of the necessary resolution required by the terms of this Agreement, this Agreement shall constitute legal, valid and binding obligations of Guarantor and be enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting the rights of creditors generally, and general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law.
3.6No Consent, Approval, Authorization or Order Required. No consent, approval, authorization or order of any court or Governmental Authority or any third party is required in connection with the execution and delivery by Borrower or Guarantor of this Agreement or to consummate the transactions contemplated hereby, which consent has not been obtained.
3.7No Violation. The execution and delivery of this Agreement, and performance by the Obligors under this Agreement will not (a) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Obligors or (b) result in a breach of or constitute or cause a default under any indenture, agreement, lease or instrument to which any Obligor is a party or by which the Property may be bound or affected.

ARTICLE IV
MISCELLANEOUS

4.1    Reservation of Rights. Pursuant to Section 5.1.11 of the Loan Agreement, Borrower shall obtain and maintain, or cause to be maintained, insurance for Borrower and the Property providing at least the coverages described on Schedule VI attached thereto; however, Borrower prior to executing the Second Amendment notified Administrative Agent of a change in the Required Policies that may cause them to no longer meet such minimum coverages (the “New Policies”). In response to the New Policies, Administrative Agent wishes to continue to reserve its rights under the Loan Agreement and the Loan Documents to further review and provide or withhold its consent to the same. Notwithstanding the New Policies, Administrative Agent hereby reserves all rights and remedies which may arise because of the New Policies, and nothing herein shall constitute a waiver or a commitment to waive by Administrative Agent, its rights and remedies due to the New Policies, or any existing or future Defaults or Events of Default. Any past or future negotiation between any Obligor or any of Obligors’ representatives or agents on the one hand and Administrative Agent and its representatives or agents on the other do not and shall not constitute a waiver of Administrative Agent’s right to exercise its rights and remedies under the Loan Documents or at law or in equity. Any alleged waiver of any of Administrative Agent’s rights shall not be effective unless in writing duly executed by an authorized representative of Administrative Agent. Neither Borrower nor any other Obligor for the indebtedness owed under the Loan Documents shall be entitled to rely upon any oral statements made or purported to be made by or on behalf of Administrative Agent or its agents in connection with any alleged agreement by or on behalf of Administrative Agent to refrain from exercising any of Administrative Agent’s rights under the Loan Documents or otherwise at law or in equity.

4.2    Integration. This Agreement supersedes all oral negotiations and prior and other writings with respect to the subject matter hereof, and is intended by the parties as the final expression of the agreement with respect to the terms and conditions set forth in this Agreement, except that the Loan Agreement and the other Loan Documents remain valid and enforceable. Except as expressly modified pursuant hereto, no other changes or modifications to the Loan Agreement or any other Loan Document are intended or implied by this Agreement, and in all other respects the Loan Agreement and the other Loan Documents hereby are ratified, reaffirmed and confirmed by all parties hereto as of the Effective Date. To the extent of any conflict between the terms of this Agreement, the Loan Agreement, and other Loan Documents, the terms of this Agreement shall govern and control. This Agreement shall constitute a Loan Document for purposes of the Loan Agreement. NEITHER THE ADMINISTRATIVE AGENT NOR ANY LENDER HAS MADE ANY COMMITMENT, EXPRESS OR IMPLIED, AND HAS NO OBLIGATION TO PROVIDE ANY OTHER CONSENT, WAIVER OR ACCOMMODATION IN FAVOR OF THE OBLIGORS.

4.3    Cooperation; Other Documents. At all times following the execution of this Agreement, the Obligors shall execute and deliver to the Administrative Agent, or shall cause to be executed and delivered to the Administrative Agent and shall do or cause to be done all such other acts and things as the Administrative Agent deems to be necessary or desirable to assure the Administrative Agent of the benefit of this Agreement and the documents comprising or relating to this Agreement.

4.4.    Amendment and Waiver. No amendment of this Agreement, and no waiver, discharge or termination of any one or more of the provisions thereof, shall be effective unless set forth in writing and signed by all of the parties hereto.

4.5    Severability. If any provision of this Agreement shall be held invalid under any applicable law, such invalidity shall not affect any other provision of this Agreement that can be given effect without such invalid provision.

4.6    Successors and Assigns. This Agreement (a) shall be binding upon the parties hereto, and upon their respective successors or assigns, and (b) shall inure to the benefit of the parties hereto, and their respective successors or assigns; provided, however, that the Obligors may not assign or delegate any rights hereunder or any interest herein without obtaining the prior written consent of the Administrative Agent, as applicable, and any such assignment or attempted assignment shall be void and of no effect.

4.7    Counterparts; Effectiveness. This Agreement may be executed by electronic signatures and in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. This Agreement shall be deemed to have been executed and delivered when the Administrative Agent has received electronic counterparts hereof executed by all parties listed on the signature pages hereto.

4.8    Notices. Any notices or other communications sent or transmitted pursuant to this Agreement by any of the Obligors to the Administrative Agent shall be by electronic email sent to notices@acorecapital.com.

4.9    Singular/Plural. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.

4.10    Joint and Several. If Borrower consists of more than one (1) Person, the obligations and liabilities of each such Person hereunder shall be joint and several.

4.11    Delivery of Officer’s Certificate. As soon as possible, but in no event later than thirty (30) days after the Effective Date, the Obligors shall deliver to the Administrative Agent the fully-compiled Officer’s Certificate of NexPoint Diversified Real Estate Trust in a form substantially similar to the form attached hereto as Exhibit B, duly executed by an authorized officer thereof. The failure by the Obligors to comply with the terms and provisions of this paragraph shall, at the Administrative Agent’s option, constitute an Event of Default and Lender shall be entitled to exercise any and all rights and remedies it may have under the Note, the Loan Agreement, the Security Instrument and the other Loan Documents. Nothing in this paragraph shall be deemed to (i) be a waiver by the Administrative Agent of any of its rights or remedies under the Note, the Loan Agreement, the Security Instrument and the other Loan Documents, or this letter upon a default by Borrower thereunder, or (ii) affect in any other way the terms and provisions of the Note, the Loan Agreement, the Security Instrument or the other Loan Documents.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the date above written.

BORROWER:

2325 STEMMONS TRS, INC., a Delaware
corporation

By: /s/ Matt McGraner     Name: Matt McGraner
Title:    Authorized Signatory

2325 STEMMONS HOTEL PARTNERS, LLC,
a Delaware limited liability company

By: /s/ Matt McGraner     Name: Matt McGraner
Title:    Authorized Signatory

HCRE ADDISON, LLC, a Delaware limited liability company

By: /s/ Matt McGraner     Name: Matt McGraner
Title:    Authorized Signatory

HCRE ADDISON TRS, LLC, a Delaware limited liability company

By: /s/ Matt McGraner     Name: Matt McGraner
Title:    Authorized Signatory

HCRE PLANO, LLC, a Delaware limited liability company

By: /s/ Matt McGraner     Name: Matt McGraner
Title:    Authorized Signatory

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HCRE PLANO TRS, LLC, a Delaware limited liability company

By: /s/ Matt McGraner     Name: Matt McGraner
Title:    Authorized Signatory

HCRE LAS COLINAS, LLC, a Delaware limited liability company

By: /s/ Matt McGraner     Name: Matt McGraner
Title:    Authorized Signatory

HCRE LAS COLINAS TRS, LLC, a Delaware
limited liability company

By: /s/ Matt McGraner     Name: Matt McGraner
Title:    Authorized Signatory

NHT SP, LLC, a Delaware limited liability company

By: /s/ Matt McGraner     Name: Matt McGraner
Title:    Authorized Signatory

NHT SP TRS, LLC, a Delaware limited liability company

By: /s/ Matt McGraner     Name: Matt McGraner
Title:    Authorized Signatory

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Omnibus Amendment Agreement – Highland 5 Pack Portfolio

GUARANTOR:

NEXPOINT HOSPITALITY TRUST, a real
estate investment trust formed under the laws of the Province of Ontario

By: /s/ Brian Mitts
Name: Brian Mitts
Title:    Corporate Secretary

NEXPOINT REAL ESTATE ADVISORS, L.P.,
a Delaware limited partnership

By: /s/ Matt McGraner
Name: Matt McGraner
Title:    Executive Vice President

NEXPOINT DIVERSIFIED REAL ESTATE TRUST, a statutory trust organized under the Delaware Statutory Trust Statute
By: /s/ James Dondero
Name: James Dondero
Title:    President and Principal Executive Officer

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Omnibus Amendment Agreement – Highland 5 Pack Portfolio

ADMINISTRATIVE AGENT:

ACORE CAPITAL MORTGAGE, LP,
a Delaware limited partnership, in its capacity as administrative agent for and on behalf of the Lenders

By: ACORE CAPITALMORTGAGE GP, LLC, a
Delaware limited liability company, its
General Partner

By:/s/ David Dancer__________________
Name: David Dancer
Title: Authorized Signatory

Omnibus Amendment Agreement – Highland 5 Pack Portfolio